SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

     |_|  Preliminary Proxy Statement      |_|  Confidential, for Use of the
     |_|  Definitive Proxy Statement            Commission Only (as permitted by
                                                 Rule 14a-6(e)(2))

     |_|  Definitive Additional Materials

     |X|  Soliciting Material Pursuant to Section 14a-12

                               HEXCEL CORPORATION

                (Name of Registrant as Specified In Its Charter)

                                       N/A

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.
     |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title of each class of securities to which transaction applies: ______________________
          (2)  Aggregate number of securities to which transaction applies: ______________________

          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  ___________________________________
          (4)  Proposed maximum aggregate value of transaction: _____________________________
          (5)  Total fee paid:  __________________________________________________________

     |_|  Fee paid previously with preliminary materials:  ___________________________________
     |_|  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)  Amount previously paid: ___________________________________________________
          (2)  Form, Schedule or Registration Statement No.:  _________________________________
          (3)  Filing Party: _____________________________________________________________
          (4)  Date Filed: ______________________________________________________________

                As filed with the Commission on February 12, 2003

          HEXCEL ANNOUNCES SPECIAL MEETING WILL BE HELD MARCH 18, 2003;
                         RECORD DATE WILL BE FEBRUARY 12


STAMFORD, CT, February 12, 2003 - Hexcel Corporation (NYSE/PCX: HXL) announced today that a special meeting of stockholders will be held at 10:30 a.m. at the Stamford Marriott Hotel in Stamford, Connecticut, at which stockholders will be asked to vote upon, among other things, the previously announced proposed sale of convertible preferred stock for gross proceeds of $125 million in cash. Stockholders of record at the close of business today, Wednesday, February 12, will receive the proxy statement and proxy card being mailed on Friday, February 14, relating to the matters to be voted on at the special meeting, and will be entitled to vote at the special meeting.

                                      * * *

Hexcel Corporation (the "Company") and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction among the Company, Berkshire Partners LLC and Greenbriar Equity Group LLC and the proposed transaction among the Company and affiliates of Goldman Sachs Group, Inc. (together, the "Transactions"). The participants in such solicitation may include the Company's executive officers and directors. Information concerning such participants is contained in the Company's amended preliminary proxy statement filed with the Securities and Exchange Commission on January 31, 2003 on Schedule 14A in connection with such solicitation, and information concerning such participants will be contained in the Company's definitive proxy statement that will be filed with the Securities and Exchange Commission in connection with such solicitation.

This press release is not a proxy statement. The Company has not yet filed a definitive proxy statement in connection with the solicitation of proxies relating to the proposed Transactions. Stockholders of the Company will receive such a statement and a proxy card in connection with the solicitation. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders of the Company may obtain, upon filing, free of charge, copies of the Company's proxy statement and other documents filed by the Company with the Securities and Exchange Commission on the Securities and Exchange Commission's website (http://www.sec.gov) or by request by contacting Investor Relations Department, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, 16th Floor, Stamford, Connecticut 06901-3238.

                                      * * *

Hexcel Corporation is the world's leading advanced structural materials company. It designs, manufactures and markets lightweight, high performance reinforcement products, composite materials and composite structures for use in commercial aerospace, space and defense, electronics, general industrial, and recreation applications.